                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): September 30, 1996


                 FRESENIUS NATIONAL MEDICAL CARE HOLDINGS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    New York
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)



        1-3720                                             13-3461988
(Commission File Number)                       (IRS Employer Identification No.)



Reservoir Place, 1601 Trapelo Road     Waltham, Massachusetts              02154
--------------------------------------------------------------------------------
        (Address of principal executive offices)                    (Zip Code)



       Registrant's telephone number, including area code: (617) 466-9850
                                                           --------------

                                W. R. GRACE & CO.
              One Town Center Road, Boca Raton, Florida 33486-1010
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 1. CHANGES IN CONTROL OF THE REGISTRANT

         On September 30, 1996 (the "Effective Date"), the Registrant completed the reorganization (the "Reorganization") described in the Joint Proxy Statement-Prospectus of Fresenius Medical Care Aktiengesellschaft ("Fresenius Medical Care"), the Registrant, and Fresenius USA, Inc. ("Fresenius USA") dated August 2, 1996 ("Proxy Statement-Prospectus"). The Reorganization was accomplished pursuant to the Agreement and Plan of Reorganization dated as of February 4, 1996, as amended (the "Reorganization Agreement"), among the Registrant, Fresenius AG and Fresenius USA. Stockholders of the Registrant approved the Reorganization on September 16, 1996. On September 27, 1996, pursuant to the Distribution Agreement, dated February 4, 1996, among the Registrant, W. R. Grace & Co. - Conn. ("Grace Chemicals") and Fresenius AG, the Registrant distributed to its common stockholders 100% of the capital stock of Grace Holding, Inc., a Delaware corporation and formerly a wholly owned subsidiary of the Registrant, which holds all of the assets and liabilities formerly held by Registrant, other than those of its wholly owned subsidiary, National Medical Care, Inc. ("NMC") (the "Distribution"). Immediately following the Distribution, (i) the Registrant was recapitalized so that each holder of shares of Grace Common Stock received one share of Grace Class D Special Dividend Preferred Stock ("Class D Preferred Stock") for each share of Grace Common Stock held of record as of the close of business on September 27, 1996 and (ii) the Registrant's name was changed to Fresenius National Medical Care Holdings, Inc. Thereafter, WRG Merger Sub Inc., a New York corporation and a wholly owned subsidiary of Fresenius Medical Care AG ("Fresenius Medical Care"), a German corporation, merged with and into the Registrant (the "FNMC Merger") with the Registrant the surviving corporation. As a result of the Reorganization, the Registrant became a subsidiary of Fresenius Medical Care. All of the capital stock of Fresenius USA will shortly be contributed to the Registrant by Fresenius Medical Care. Fresenius Medical Care now owns all of the common stock of the Registrant, par value $1.00 per share (the "FNMC Common Stock"). Fresenius Medical Care beneficially owns no shares of the outstanding 6% Preferred Stock, Class A Preferred Stock, Class B Preferred Stock and Class D Preferred Stock of the Registrant.

         In the FNMC Merger, shareholders of the Registrant (other than Fresenius AG and its respective subsidiaries) received 0.34969667 Ordinary Shares of Fresenius Medical Care, evidenced by American Depositary Shares represented by American Depositary Receipts, for each share of common stock of the Registrant held by them. The nature and amount of consideration issued to shareholders of the Registrant is described in the Proxy Statement-Prospectus under the caption "THE REORGANIZATION -- Consideration to Shareholders." The amount of such consideration was determined in the course of arm's length negotiations between Fresenius AG and the Registrant as described in the Proxy Statement-Prospectus under the caption "BACKGROUND AND REASONS -- Background of the Reorganization; Reasons for the Recommendation of the Grace Board".

         Prior to the closing under the Reorganization Agreement, NMC entered into the Credit Agreement dated as of September 27, 1996 by and among NMC, certain subsidiaries and affiliates, the lenders named therein, Nationsbank N.A., The Bank of Nova Scotia, The Chase Manhattan Bank and Dresdner Bank AG (the "NMC Credit Agreement"). The Reorganization

Agreement required that NMC make a payment (the "Distribution Payment") to Grace Chemicals prior to the Effective Date (as defined in the Reorganization Agreement) in the amount of approximately $2.1 billion, subject to adjustment. The source of funds for the Distribution Payment, the repayment of certain indebtedness of Grace Chemicals and the working capital needs of NMC is the NMC Credit Agreement. Accordingly, on September 27, 1996, NMC borrowed $2.5 billion under the NMC Credit Agreement.

         The NMC Credit Agreement required that the Registrant guarantee obligations thereunder. In addition, Grace Chemicals agreed to guarantee certain obligations thereunder. Under the terms of the NMC Credit Agreement, Grace Chemicals may be released from such guarantees if Fresenius Medical Care becomes a guarantor thereunder, and Registrant understands that Fresenius Medical Care intends to become a guarantor of the obligations under the NMC Credit Agreement, upon the occurrence of certain specified conditions, but not sooner than forty-six days after the Effective Date.

         In connection with Grace Chemicals' agreement to extend guarantees under the NMC Credit Agreement, to provide a significant inducement for the release of such guarantees as to $800 million on or prior to the 50th day following the Effective Date, Fresenius Medical Care and Grace Chemicals entered into a Letter Agreement dated September 27, 1996, generally providing that, if such Grace Chemicals guarantees have not been released as to $800 million prior to the close of business on the 50th day following the Effective Date, Fresenius Medical Care will, at such time, make a $300 million payment to W. R. Grace Foundation, Inc. (which contribution may not be used to satisfy any legal obligation of Grace Chemicals). In addition, Fresenius Medical Care agreed that
(i) it would contribute the capital stock of Fresenius USA to Grace promptly following the Effective Date and (ii) until the earlier to occur of (A) the expiration of the 49-day period following the Effective Date and (B) such earlier date upon which the Grace Chemicals guarantees have been released as to $800 million, (a) it will not engage, or permit NMC to engage, in any settlement discussions regarding certain governmental investigatory matters without Grace Chemicals' participation and consent; (b) it will cause the respective businesses of NMC and Fresenius USA to be conducted in the ordinary course, without incurring additional debt (other than borrowings permitted under the NMC Credit Agreement), without relinquishing or modifying contracts with affiliates of Fresenius AG and without making cash distributions other than to a subsidiary of Grace and (c) no new loan, letter of credit, or other financial accommodation will be originated under the NMC Credit Agreement that would require the confirmation contemplated in Section 4.9(a)(iii) thereof.

         In connection with the above, Fresenius Medical Care also agreed that, during the 45-day period following the Effective Date, subject to certain exceptions, it will not (i) make a capital contribution to the Registrant (or its subsidiaries); (ii) provide any guarantee of any debt of the Registrant (or its subsidiaries), (iii) take any other action that has the effect, directly or indirectly, of subjecting the assets of Fresenius Medical Care (other than the Registrant (or its subsidiaries)) to secure or otherwise support the debt of NMC.

         The Registrant knows of no arrangements, including any pledge by any person of securities of the Registrant or any of its parents, the operation of which may at a subsequent date result in a change in control of the Registrant.

ITEM 5. OTHER EVENTS.

         Following the FNMC Merger, the New York Stock Exchange, Inc. ("NYSE") suspended trading, effective before the opening of business on September 30, 1996, in the FNMC Common Stock (NYSE:GRA) and terminated the listing of the FNMC Common Stock. The Registrant will continue to file reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934 with respect to the Class D Preferred Stock.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


     (a) Financial Statements of Businesses Acquired

         Not applicable.


     (b) Pro Forma Financial Information


         Not applicable.


     (c) Exhibits

         Exhibit 2.1 Agreement and Plan of Reorganization dated as of February 4, 1996, as amended, among the Registrant, Fresenius AG and Fresenius USA, Inc. (incorporated herein by reference to the Joint Proxy Statement-Prospectus of Fresenius Medical Care AG, the Registrant and Fresenius USA, Inc. dated August 2, 1996 and filed with the Commission on August 5, 1996).

         Exhibit 3.1 Certificate of Amendment of the Certificate of Incorporation of W. R. Grace & Co. under Section 805 of the Business Corporation Law dated September 27, 1996.

         Exhibit 3.2 Certificate of Amendment of the Certificate of Incorporation of W. R. Grace & Co. under Section 805 of the Business Corporation Law dated September 27, 1996.

         Exhibit 3.3 By-laws of Fresenius National Medical Care Holdings, Inc., as amended.

         Exhibit 4.1 Credit Agreement dated as of September 27, 1996 by and among NMC, certain subsidiaries and affiliates, the lenders named therein, Nationsbank N.A., The Bank of Nova Scotia, The Chase Manhattan Bank and Dresdner Bank AG (incorporated herein by reference to the Form 6-K of Fresenius Medical Care Corporation filed with the Commission on October 15, 1996).

         Exhibit 4.2 Letter Agreement dated September 27, 1996 between W. R. Grace & Co.-Conn. and Fresenius Medical Care AG (incorporated herein by reference to the Form 6-K of Fresenius Medical Care Corporation filed with the Commission on October 15, 1996).

         Exhibit 99.1 The information in the Joint Proxy Statement-Prospectus of Fresenius USA, Inc. and Fresenius Medical Care AG dated August 2, 1996 set forth under the captions "BACKGROUND AND REASONS -- Background of the Reorganization; Reason for the Recommendation of the Grace Board" at pages 37-47 and "THE REORGANIZATION -- Consideration to Shareholders" at pages 60-61.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   ----------


                                                FRESENIUS NATIONAL MEDICAL
                                                CARE HOLDINGS, INC.




DATE:  October 15, 1996                     By: /s/ Dr. Ben J. Lipps
                                                --------------------------------
                                                Name:  Dr. Ben J. Lipps
                                                Title: President

                                  EXHIBIT INDEX



Exhibit 2.1 Agreement and Plan of Reorganization dated as of February 4, 1996, as amended, among the Registrant, Fresenius AG and Fresenius USA, Inc. (incorporated herein by reference to the Joint Proxy Statement-Prospectus of Fresenius Medical Care AG, the Registrant and Fresenius USA, Inc. dated August 2, 1996 and filed with the Commission on August 5, 1996).

Exhibit 3.1    Certificate of Amendment of the Certificate of Incorporation of
               W. R. Grace & Co. under Section 805 of the Business Corporation Law dated September 27, 1996.

Exhibit 3.2    Certificate of Amendment of the Certificate of Incorporation of
               W. R. Grace & Co. under Section 805 of the Business Corporation Law dated September 27, 1996.

Exhibit 3.3 By-laws of Fresenius National Medical Care Holdings, Inc., as amended.

Exhibit 4.1 Credit Agreement dated as of September 27, 1996 by and among NMC, certain subsidiaries and affiliates, the lenders named therein, Nationsbank N.A., The Bank of Nova Scotia, The Chase Manhattan Bank and Dresdner Bank AG (incorporated herein by reference to the Form 6-K of Fresenius Medical Care Corporation filed with the Commission on October 15, 1996).

Exhibit 4.2 Letter Agreement dated September 27, 1996 between W. R. Grace & Co.-Conn. and Fresenius Medical Care AG (incorporated herein by reference to the Form 6-K of Fresenius Medical Care Corporation filed with the Commission on October 15, 1996).

Exhibit 99.1 The information in the Joint Proxy Statement-Prospectus of Fresenius USA, Inc. and Fresenius Medical Care AG dated August 2, 1996 set forth under the captions "BACKGROUND AND REASONS -- Background of the Reorganization; Reason for the Recommendation of the Grace Board" at pages 37-47 and "THE REORGANIZATION -- Consideration to Shareholders" at pages 60-61.